Exhibit 99

NEWS RELEASE	For more information:
For Immediate Release	Mary Ryan
630-734-2383

Aftermarket Technology Corp. Reports Fourth Quarter and Year-End 2003 Results

WESTMONT, Illinois, Wednesday, February 11, 2004—Aftermarket Technology Corp. (NASDAQ:ATAC), today reported financial results for the fourth quarter and year ended December 31, 2003.

Fourth Quarter 2003

For the quarter ended December 31, 2003, revenues decreased by $15.8 million to $87.6 million from $103.4 million for the quarter ended December 31, 2002.  Adjusted income from continuing operations decreased to $4.5 million for the fourth quarter 2003 from $13.0 million for the fourth quarter 2002.  Adjusted income from continuing operations per diluted share was $0.18 for the fourth quarter 2003 as compared to $0.53 for the fourth quarter 2002.

On a Generally Accepted Accounting Principles (GAAP) basis, for the fourth quarter 2003 income from continuing operations decreased $13.4 million to $0.3 million from $13.7 million for the fourth quarter 2002.  On a GAAP basis, income from continuing operations per diluted share was $0.01 for the fourth quarter 2003 as compared to $0.56 for the fourth quarter 2002.  Included in the results for the fourth quarter 2003 are costs totaling $4.2 million (net of tax) primarily related to facility consolidations and severance costs associated with management delayering and infrastructure streamlining activities.

Year End 2003

For the year ended December 31, 2003, revenues decreased by $48.8 million to $367.1 million from $415.9 million for the year ended 2002.  Adjusted income from continuing operations decreased to $26.0 million for the year ended 2003 from $45.9 million for full year 2002.  Adjusted income from continuing operations per diluted share was $1.06 for full year 2003 compared to $1.90 for the full year ended 2002.

On a GAAP basis, income from continuing operations decreased $24.6 million to $20.5 million for full year 2003 from $45.1 million for the year ended 2002.  On a GAAP basis, income from continuing operations per diluted share was $0.84 for full year 2003 compared to $1.87 for year-end 2002.  Included in the results for the year ended 2003 are costs totaling $5.5 million (net of tax) primarily related to the items described above under fourth quarter results.  Included in the results for the year ended December 31, 2002 is a charge of $2.8 million (net of tax) related to the redemption of senior notes and termination of our old credit facility and $2.0 million (net of tax) of certain income items primarily related to income tax refunds and associated interest income.

The decrease in adjusted earnings for both the fourth quarter and year end is due primarily to previously announced price concessions to key customers in support of longer term contract extensions, lower sales of remanufactured transmissions resulting from 2003 changes in the OEMs’ warranty repair policies as well as cost reductions and restructuring to right size the business during the fourth quarter.

Management Comments

In commenting on the Company’s results, Mike DuBose, Chairman and CEO said, “Although consistent with our prior forecast, 2003 was a challenging year for ATC as we faced several significant strategy and policy changes by key customers that resulted in price and volume reductions in our base businesses.  However, we were able to stabilize our businesses by negotiating long-term agreements with key customers and also right sized the Company, eliminating approximately $8 million of infrastructure costs for 2004.

“We concurrently realized significant progress in our growth initiatives.  We increased our business with Honda from $0.5 million in revenue in 2002 to $26 million in 2003 and expect revenue with Honda will continue to grow substantially during 2004.  In the logistics segment, our Cingular win during 2003 validated our business model and our wireless fulfillment growth initiatives.  In addition, during 2003 we added numerous new customers for our Independent Aftermarket transmission initiative that will drive further growth during 2004 and beyond.

“The Company recently completed the repurchase of approximately 3.8 million shares of its common stock at $15.75 per share.  This accretive repurchase will add $0.21 to EPS in 2004.”

DuBose continued, “Our 2004 strategy is to continue to grow our drivetrain business through the pursuit of new customers with an increased focus on new products and services.  Additionally, our plans call for continuing the success we experienced in 2003 in growing the customer base for our Independent Aftermarket transmissions.  We will continue to invest in penetrating this market given the significant opportunity it represents for ATC.  In our logistics business, we will continue to focus on new customers in the wireless, electronic and automotive businesses. Furthermore, our ATC Lean and Continuous Improvement initiatives will continue to play a key role in reducing costs as well as improving quality and efficiency.  Finally, our strengthened management team is well positioned to grow and diversify the Company.

“Although we still expect the first quarter to be soft at approximately $0.17-$0.21 adjusted EPS ($0.13-$0.17 on a GAAP basis), we expect to achieve adjusted EPS for 2004 of $1.40-$1.50 ($1.35-$1.45 on a GAAP basis). The 2004 earnings profile accents the Company’s progress regaining earnings growth momentum, which will accelerate through 2004 and continue into 2005.  We will discuss this guidance during the upcoming conference call.”

Separately, the Company announced the decision to retain the UK engine business and cease discussions with the interested buyer.  This decision was based on the identification of additional and potentially significant European growth opportunities. The Company expects to pursue these opportunities and expand European OEM relationships through the experience of Don Johnson, President and COO.

ATC will host a conference call on Thursday, February 12, 2004 at 9:00 A.M. CENTRAL time to discuss all items referenced in this press release.  The dial-in number is 800/657-1263.  Ask for the Aftermarket Technology Corp. conference call.  A replay of the call will be available for one week following the call.  The dial-in number for the replay is 877/519-4471 (domestic) and 973/341-3080 (international).  The access code is 4442443.

For further information, please see the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission.

ATC is headquartered in Westmont, Illinois.  The Company’s operations include drivetrain remanufacturing for the automobile manufacturers and the independent aftermarket, third party logistics, electronics remanufacturing and reverse logistics services.

###

The preceding paragraphs contain statements that are not related to historical results and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include those that are predictive or express expectations, that depend upon or refer to future events or conditions, or that concern future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, or possible future Company actions.  Forward-looking statements involve risks and uncertainties because such statements are based on current expectations, projections and assumptions regarding future events that may not prove to be accurate.  Actual results may differ materially from those projected or implied in the forward-looking statements.  The factors that could cause actual results to differ are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and other filings made by the Company with the Securities and Exchange Commission.

AFTERMARKET TECHNOLOGY CORP.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	For the three months ended December 31,		For the twelve months ended December 31,
	2003	2002	2003	2002
	(Unaudited)

Net sales:
Products	$69,700	$74,681	$285,364	$301,699
Services	17,882	28,672	81,700	114,203
Total net sales	87,582	103,353	367,064	415,902

Cost of sales
Products	54,582	54,582	222,971	216,955
Products - disposal costs	—	—	200	—
Services	12,020	13,353	43,345	55,405
Total cost of sales	66,602	67,935	266,516	272,360

Gross profit	20,980	35,418	100,548	143,542

Selling, general and administrative expense	13,310	12,917	54,731	60,370
Amortization of intangible assets	49	83	299	333
Exit, disposal, certain severance and other charges (credits)	6,570	—	8,427	(277)

Income from operations	1,051	22,418	37,091	83,116

Interest income	744	721	2,863	2,769
Other income (expense), net	42	(2)	92	87
Equity in income (losses) of investee	112	(380)	277	(575)
Redemption of senior notes (1)	—	—	—	(3,022)
Termination of credit facility (1)	—	—	—	(1,480)
Interest expense	(1,892)	(2,435)	(8,169)	(12,280)

Income from continuing operations before income taxes	57	20,322	32,154	68,615

Income tax (benefit) expense	(233)	6,593	11,643	23,467

Income from continuing operations	290	13,729	20,511	45,148

Gain from discontinued operations, net of income taxes	—	1,004	—	1,279

Net income	$290	$14,733	$20,511	$46,427

Per common share - basic:
Income from continuing operations	$0.01	$0.56	$0.85	$1.92
Gain from discontinued operations	—	0.05	—	0.06

Net income	$0.01	$0.61	$0.85	$1.98

Weighted average number of common shares outstanding	24,215	24,308	24,213	23,493

Per common share - diluted:
Income from continuing operations	$0.01	$0.56	$0.84	$1.87
Gain from discontinued operations	—	0.04	—	0.05

Net income	$0.01	$0.60	$0.84	$1.92

Weighted average number of common and common equivalent shares outstanding	24,545	24,574	24,486	24,119

(1)          On January 1, 2003, we adopted Statement of Financial Accounting Standards No. 145 and reclassified from extraordinary items to income from continuing operations before income taxes (i) a call premium and write-off of previously capitalized debt issuance costs totaling $3,022, or $1,900 net of income tax benefits of $1,122, in connection with the redemption of our 12% Series B and D Senior Subordinated Notes made during the three months ended June 30, 2002 and (ii) the write-off of previously capitalized debt issuance costs of $1,480, or $928 net of income tax benefits of $552, in connection with the termination of our old credit facility during the three months ended March 31, 2002.

AFTERMARKET TECHNOLOGY CORP.

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”)

(In millions, except per share data)

	For the three months ended December 31,		For the twelve months ended December 31,
	2003	2002	2003	2002

Income from operations (GAAP basis)	$1.0	$22.4	$37.1	$83.1

Exit, Disposal, Certain Severance and Other Charges (Credits):
Facilities consolidation costs (a)	1.8	—	3.6	—
Executive replacement costs (b)	3.1	—	3.1	—
Severance and related costs (c)	1.3	—	1.4	(0.1)
Fixed asset impairments and other exit costs (d)	0.4	—	0.5	—
Non-income related state taxes (e)	—	—	—	(0.8)
Electronic control module product line termination (f)	—	—	—	(0.2)
Retroactive 1998 & 1999 insurance premium adjustment (g)	—	—	—	0.8

Total Exit, Disposal, Certain Severance and Other Charges (Credits)	6.6	—	8.6	(0.3)

Adjusted Income from operations (non-GAAP basis)	7.6	22.4	45.7	82.8

Depreciation and amortization	2.9	3.3	11.6	11.0
Other income (expense), net	0.2	(0.4)	0.4	(0.5)

Adjusted EBITDA (non-GAAP basis)	10.7	25.3	57.7	93.3

Exit, disposal, certain severance and other (charges) credits	(6.6)	—	(8.6)	0.3
Redemption of senior notes (h)	—	—	—	(3.0)
Termination of credit facility (i)	—	—	—	(1.5)
Depreciation and amortization	(2.9)	(3.3)	(11.6)	(11.0)
Interest expense	(1.9)	(2.4)	(8.2)	(12.3)
Interest income	0.8	0.7	2.8	2.8
Income tax benefit (expense)	0.2	(6.6)	(11.6)	(23.5)

Income from continuing operations (GAAP basis)	0.3	13.7	20.5	45.1

Exit, disposal, certain severance and other charges (credits), net of tax	4.2	—	5.5	(0.2)
Redemption of senior notes, net of tax	—	—	—	1.9
Termination of credit facility, net of tax	—	—	—	0.9
Interest income related to tax refunds, net of tax (j)	—	—	—	(0.2)
Interest expense adjustment, net of tax (k)	—	—	—	(0.1)
Adjustments to income tax expense (l)	—	(0.7)	—	(1.5)

Adjusted Income from continuing operations (non-GAAP basis)	$4.5	$13.0	$26.0	$45.9

Earnings Per Diluted Share:

Income from continuing operations (GAAP basis)	$0.01	$0.56	$0.84	$1.87

Exit, disposal, certain severance and other charges (credits), net of tax	0.17	—	0.22	(0.01)
Redemption of senior notes, net of tax	—	—	—	0.08
Termination of credit facility, net of tax	—	—	—	0.04
Interest income related to tax refunds, net of tax	—	—	—	(0.01)
Interest expense adjustment, net of tax	—	—	—	(0.01)
Adjustments to income tax expense	—	(0.03)	—	(0.06)

Adjusted Income from continuing operations (non-GAAP basis)	$0.18	$0.53	$1.06	$1.90

Diluted Shares Outstanding	24,545	24,574	24,486	24,119

Free Cash Flow:
Net cash provided by operating activities - continuing operations (GAAP basis)	$12.2	$22.5	$48.4	$77.7

Purchases of property, plant and equipment	(3.4)	(2.6)	(14.5)	(13.1)

Free cash flow (non - GAAP basis)	$8.8	$19.9	$33.9	$64.6

AFTERMARKET TECHNOLOGY CORP.

Footnotes for reconciliation of GAAP to non-GAAP financial measures:

( a )                            On June 23, 2003, we announced the consolidation of our transmission remanufacturing facility in Mahwah, New Jersey into our facility in Oklahoma City, Oklahoma.  As part of this activity we recorded total costs of $1.8 million during the three months ended December 31, 2003, which included $1.0 million of exit and other costs primarily associated with the transfer of production to the Oklahoma facility, $0.6 million related to write-off of certain fixed assets and $0.2 million of severance and related costs.  For the twelve months ended December 31, 2003, we recorded total net costs of $3.6 million which included expense items of (i) $2.1 million of exit and other costs primarily associated with the transfer of production to the Oklahoma facility, (ii) $1.2 million for severance and related costs, (iii) $0.6 million related to the write-off of certain fixed assets and (iv) $0.2 million for the write-down of inventory, partially offset by an income item of $0.5 million for the reversal of an accrual established in 2001 for expected idle capacity costs at our Mahwah facility that was no longer needed due to the exit from this facility.

(b)                                 Includes compensation costs payable to our current Chief Executive Officer and Chief Financial Officer of $1.9 million and $0.7 million, respectively, due contingent upon a conversion from full time employment to part time employment, and $0.5 million of associated relocation and hiring related costs.

( c )                            Severance and related costs associated with the streamlining of certain operations and the reorganization and de-layering of certain management functions.

( d )                           Primarily related to the write-down of certain impaired fixed assets within the Logistics segment.

( e )                            Represents a gain for the partial reversal of a  previously established provision related to the Drivetrain Remanufacturing segment for a potential non-income state tax liability whose maximum exposure has been reduced.

( f )                              Primarily related to the partial reversal of a provision previously established for the asset write-downs related to the shut-down of our remanufactured automotive electronic modules operation where actual recoveries from the sales of assets were favorable to original estimates.

( g )                           Represents a charge recorded in 2002 related to the Drivetrain Remanufacturing segment for a retroactive insurance premium adjustment related to 1998 and 1999 self-insured workers compensation claims.

( h )                           Represents a charge for a call premium and write-off of previously capitalized debt issuance costs incurred in connection with the redemption of our 12% Series B and D Senior Subordinated Notes made during the three months ended June 30, 2002, which has been reclassified from an extraordinary item to income from continuing operations before income taxes due to the January 1, 2003 adoption of Statement of Financial Accounting Standards (“SFAS”) No. 145.

( i )                               Represents a charge for the write-off of previously capitalized debt issuance costs incurred in connection with the termination of our old credit facility during the three months ended March 31, 2002, which has been reclassified from an extraordinary item to income from continuing operations before income taxes due to the January 1, 2003 adoption of SFAS No. 145.

( j )                               Represents a gain recorded in 2002 for interest income from income tax refunds received during 2002.

( k )                            Represents a gain recorded in 2002 for an adjustment to interest expense related to deferred compensation payments made during 2002 associated with the 1997 ATS acquisition.

( l )                               Represents a gain of $0.7 million ($0.03 per diluted share) recorded during the three months ended December 31, 2002 for an adjustment to income tax expense for deferred tax liabilities relating to closed tax years and a gain of $0.8 million ($0.03 per diluted share) recorded during the three months ended September 30, 2002 for income tax refunds recorded in 2002.

Explanation of non-GAAP financial measures:

The Company reports its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).  The Company also provides non-GAAP financial information to complement its consolidated financial statements presented in accordance with GAAP.  This press release includes such non-GAAP financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of the Company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Following is a description of the various non-GAAP financial measures used by the Company:

Adjusted Income from Operations:  Represents income from operations (GAAP basis) adjusted to exclude exit, disposal, certain severance and other charges (credits).  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted EBITDA:  EBITDA is defined by the Company as income from continuing operations (GAAP basis) adjusted to exclude interest income and expense, depreciation and amortization expense, and income tax expense.  Adjusted EBITDA also excludes exit, disposal, certain severance and other charges (credits) and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted Income From Continuing Operations:  Represents income from continuing operations (GAAP basis) adjusted to exclude, on an after-tax basis, exit, disposal, certain severance and other charges (credits) and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted Income From Continuing Operations Per Diluted Share:  Represents income from continuing operations per diluted share (GAAP basis) adjusted to exclude, on an after-tax basis per diluted share, exit, disposal, certain severance and other charges (credits) and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Free Cash Flow:  Represents net cash provided by operating activities - continuing operations reduced by purchases of property, plant and equipment.

The Company believes these non-GAAP financial measures provide management and investors with useful information by removing the effect of variances in GAAP reported results that are not indicative of fundamental changes in the earnings capacity of the Company’s operations, and enables management and investors to meaningfully trend, analyze and benchmark the performance of the Company’s operations.  The Company also believes that the presentation of the non-GAAP financial measure is consistent with its past practice and enables management and investors to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

In addition, many of the Company’s internal performance measures exclude the effects of these income and expense items and are based upon the related non-GAAP financial measure.

The Company’s non-GAAP financial measures may vary from similar titled measures of other companies because of differences in the way the measures are calculated and therefore should not be used to compare the Company’s performance to that of other companies.

Whenever the Company presents non-GAAP financial measures, a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP is made available.  The non-GAAP financial measures used by the Company are not intended to supercede or replace the Company’s GAAP results or expectations.

AFTERMARKET TECHNOLOGY CORP.

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”)

	Projected (1)
	For The Three Months Ended March 31, 2004		For The Twelve Months Ended December 31, 2004
	Range		Range
	Low	High	Low	High
Earnings Per Diluted Share:
Net income (GAAP basis)	$0.13	$0.17	$1.35	$1.45

Exit, Disposal, Certain Severance and Other Charges, net of tax	0.04	0.04	0.05	0.05

Adjusted Net income (non-GAAP basis)	$0.17	$0.21	$1.40	$1.50

(1)  Reflects management’s guidance as of 2/11/04.